Exhibit 10.15

CONFIDENTIAL SEPARATION AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS

This Confidential Separation Agreement and General Release of all Claims ("Agreement") is between PRESTIGE CRUISE SERVICES, LLC, its agents, employees, officers, directors, predecessors, successors, insurers, parents, affiliates, subsidiaries and its wholly-owned companies, which in this Agreement are collectively referred to as "Employer," and the employee whose name and signature appear at the end of this document, who is referred to as "Employee."

1.    Background. Employer and Employee have agreed on an amicable separation of the employment relationship. Both Employee and Employer desire to fully and finally compromise and settle and fully release all actual and potential claims, including those related to Employee’s employment and termination of employment, that Employee, in any capacity, may have or claims to have against Employer. Employee acknowledges that Employee is waiving his rights and claims only in exchange for consideration in addition to anything of value to which he is already entitled.

2.    Employment Termination. Employee understands that his employment with Employer will end effective January 30, 2013 (“Separation Date”). Employer has offered severance payments and benefits to Employee if he executes this Agreement on or before November 9, 2012.

3.    Other Benefits.

A.    Severance Pay. In return for the execution of this Agreement, and it becoming effective (see paragraph 18) and a Release to be signed on the Separation Date (see Exhibit A), Employer will pay severance pay equal to $550,000 (one year of base salary) plus $32,530 (one year of COBRA), plus the Pro Rata Management Incentive Compensation through January 30, 2013, minus applicable withholdings. Such payment will be made on February 9, 2013. Employer shall also pay Employee his 2012 Management Incentive Compensation, minus applicable withholdings, by March 31, 2013. Employer agrees it will not contest any application for Unemployment Compensation benefits made by Employee. Employee acknowledges and understands that any determination as to Employee's eligibility for such Unemployment Compensation benefits can only be made by the appropriate governmental agency. Employee's participation in Employer's Group Medical/Dental/Vision Plan will terminate on January 31, 2013, after which time any continuation of Group Medical/Dental/Vision benefits shall be in accordance with Employee's rights under that federal law commonly known as COBRA and at Employee’s sole expense.

4.    Acknowledgement. Employee understands that the severance pay and benefits provided under this Agreement will not be paid or provided unless he accepts this Release and Separation Agreement, and the Release attached as Exhibit A on January 30, 2013, and they become effective eight days following Employee's signatures (see paragraph 18) and Employee forfeits any and all vested and unvested stock options granted by Prestige Cruises International, Inc. while employed by the Company.

MIAM_129330.1

5.    Release. Employee understands and agrees that acceptance of this Agreement means that, except as stated in paragraph 10, Employee is forever waiving and giving up any and all claims, demands and liabilities whatsoever, whether known or unknown, which Employee may have against Employer, its predecessors, parent, subsidiaries, and related companies, their employees, directors, owners, and agents (all of these release parties shall be collectively referred to as "Releasees"), from the beginning of time to the date of this Release, except those not specifically waived as set forth in Paragraph 10 below, and including wrongful discharge, breach of express or implied contract, unpaid wages, or pursuant to any federal, state or local employment laws, regulations, ordinances, or executive orders prohibiting discrimination based on, inter alia, age, race, color, sex, national origin, religion, handicap, marital status, genetic information, familial status, sexual orientation, disability or any other category protected by federal, state or local law, such as the Age Discrimination in Employment Act (ADEA), Older Worker Benefits Protection Act, Title VII of the Civil Rights Act; Equal Pay Act, Title VII of The Civil Rights Act of 1964, Employee Retirement Income Security Act, Americans with Disabilities Act; Genetic Information Non-Discrimination Act, Immigration Reform and Control Act, Family and Medical Leave Act, Fair Credit Reporting Act, Florida Private Sector Whistleblower Act, Florida Civil Rights Act; Miami-Dade County’s Human Rights Ordinance, Chapter 11A of the Miami Dade County Code, Florida’s Workers’ Compensation Retaliation statute, Florida’s Wage Discrimination laws, Florida’s Wage Payment laws, Florida AIDS Act, Florida Discrimination on the Basis of Sickle Cell Trait Law, Florida and Federal Constitutions and any and all other applicable federal, state, and local laws and regulations prohibiting, without limitation, discrimination in employment, retaliation, conspiracy, tortious or wrongful discharge, breach of a covenant of good faith and fair dealing, intentional and/or negligent infliction of emotional distress, defamation, misrepresentation or fraud, negligence, negligent supervision, hiring or retention, assault, battery, detrimental reliance, or any other offense. The foregoing list is meant to be illustrative rather than exhaustive.

6.    Covenant Not to Compete. Employee acknowledges and confirms that he is bound, and will continue to be bound, by Paragraph 6 of his 2011 Employment Agreement. Employee expressly agrees and understands that the Protective Covenants of his 2011 Employment Agreement survive his termination and the execution of this Agreement. Employee agrees that for a period of one (1) year from his separation from employment, he will not directly or indirectly through other Person engage in, enter the employ of, render any servicers to, have any ownership interest in, nor participate in the financing, operation, management or control of any Competing Business. "Directly or indirectly through any other Person engage in” shall include, but not be limited to, any direct or indirect ownership or profit participation interest in such enterprise, whether as owner, stockholder, member, partner, joint venture or otherwise, and shall include any direct or indirect participate in such enterprise as employee, consultant, director, officer, licensor of technology or otherwise. For purposes of this Agreement, Competing Business means a Person anywhere in the continental United States and elsewhere in the world where the Company and its Affiliates engage in business, or reasonably anticipate engaging in business, on the Separation Date that at any time during the Period of Employment has competed, or at any time during the twelve (12) months period following the Separation Date competes, with the Company or any of its Affiliates in the passenger ship cruise industry. It being understood that nothing contained herein shall prevent Employee from owning Two percent or less of any publicly traded stock of any company engaged in the passenger cruise ship industry. Employee acknowledges that any breach of this covenant not to compete will cause irreparable harm to Employer. In the event of such breach or threatened breach by Employee of the provisions of this paragraph or Paragraph 6 of the 2011 Employment Agreement, Employer shall be entitled to an injunction restraining Employee from rendering services to any person, firm or corporation, association, partnership or other entity, which is a competitor of Employer. Employer shall further be entitled to specific performance, including immediate issuance of a temporary restraining order or preliminary injunction enforcing this paragraph and Paragraph 6 of the 2011 Employment Agreement. Nothing contained herein shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach or threatened breach against Employee, including the recovery of damages and in the event Employee fails to comply with the terms and conditions expressed herein. Employee acknowledges that Employer is engaged in the passenger ship cruise business throughout the world and that the marketplace for the Employer's services is worldwide. Employee further covenants and agrees that the geographic area, length of term and types of activities restrictions (non-competition restrictions) contained in his 2011 Employment Agreement are reasonable and necessary to protect the legitimate business interests of Employer because of the scope of Employer's business. Notwithstanding this Paragraph 6, Employer acknowledges that Employee’s spouse currently provides marketing services to A-ROSA in connection with river cruises in North America.

7.    Non-Solicitation. Employee acknowledges and confirms that he is bound, and will continue to be bound, by Paragraphs 6.4 and 6.5 of his 2011 Employment Agreement and agrees that such provision survives his termination and the execution of this Agreement. Employee agrees that for a period of one (1) year after the Separation Date, Employee will not, directly or indirectly through any other Person (a) induce or attempt to induce any employee or independent contractor of the Company or any Affiliate of the Company to leave the employ or service, as applicable, of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand; (ii) hire any person who was an employee of the Company or an Affiliate of the Company until twelve months after such individual’s employment relationship with the Company or such Affiliate has been terminated; (iii) influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, associates, consultants, agents or partners of the Company or any Affiliate of the Company to divert their business away from the Company or any such Affiliate; or (iv) otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Company or any Affiliate of the Company, on the one hand, and any of its or their customers, suppliers, licensors, lessors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand.

8.    Confidentiality and No Disparagement. Employee agrees not to make critical, negative or disparaging remarks about Employer, its services, products, employees, officers, directors or agents to others. Employee agrees and acknowledges that while he was employed, he was exposed to confidential information of the Employer, and that such information shall at all times remain the property of the Employer. Employee acknowledges and understands that he will continue to be bound by Confidential Disclosure Agreement he entered while employed. Employee warrants that he has not taken any documents, in whatever form, which contain or represent confidential information or trade secrets of Employer. Employee agrees to keep the terms and conditions of this Agreement completely confidential and not to disclose or discuss it with anyone other than 1) Employee's spouse, significant other or immediate family members; 2) Employee's attorney; or 3) Employee's qualified tax advisor. Employer agrees to respond to all inquiries directed to Lynn White or the current head of Human Resources at Employer, regarding references for future employment by confirming job title, final rate of pay, and that termination was through no fault of Employee.

9.    Future Employment. Employee agrees that he is not now or hereafter entitled to employment or reemployment with Employer and he agrees not to knowingly seek such employment, on any basis directly or through an employment agency. Employee further agrees and acknowledges that should he apply for any position in contradiction of this paragraph, Employer may ignore such application and fail to consider it based on this paragraph.

10.    Claims Not Waived. Employee understands that this Agreement does not waive any claims that they may have: (a) to challenge the validity of the waivers and releases contained in this agreement under the Older Workers Benefit Protection Act ("OWBPA") or to exercise any other rights protected by OWBPA; (b) to compensation for illness or injury or medical expenses under any workers’ compensation statute; (c) to benefits under any benefit plan currently maintained by Employer for which he may otherwise be eligible; (d) rights under any law or any policy or plan currently maintained by Employer that provides health insurance continuation or conversion rights; or (e) to any claim that by law cannot be released or waived. However, Employee also represents and affirms by signing below that Employee has no known workplace injuries. Also, Employee represents and affirms that other than the amounts owed under the terms of this Agreement, Employee has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses and/or commissions to which Employee may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses and/ or commissions are due to Employee. Employee further acknowledges that while employed he suffered no work related injury or illness.

11.     Government Cooperation. Nothing in this Agreement prohibits Employee from cooperating with any government agency including, but not limited to, the U. S. Equal Employment Opportunity Commission.

12.    Non-admission. Employee and Employer both acknowledge and agree that nothing in this Agreement is meant to suggest that either party has violated any law or contract or that Employee has any claim against Employer.

13.    Voluntary Agreement. Employee acknowledges and states that he has entered into this Agreement knowingly and voluntarily.

14.    Recommendation to Consult With an Attorney. Employee acknowledges that he is advised that he should consult an attorney of his own choice about this Agreement, and every matter that it covers before signing this Agreement and that Employee was given ample time to do so

15.    Obligation to Pay Attorneys’ Fees and Costs. Employee understands and agrees that if he violates the commitments he has made in this Agreement, Employer may seek to recover any payments and/or benefits provided in this Agreement and that, except as provided in paragraph 16, he may be held responsible for paying the actual attorney fees and costs incurred by Employer in enforcing this Agreement or in defending a claim released by paragraph 5.

16.    Exception to Attorney Fees Obligation. The obligation to pay the Employer's attorney fees and costs does not apply to an action by Employee regarding the validity of this Agreement under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

17.    Complete Agreement. Employee understands and agrees that this document contains the entire agreement between him and Employer relating to his employment and the termination of his employment, that this Agreement supersedes and displaces any prior agreements and discussions relating to such matters and that he may not rely on any such prior agreements or discussions.

18.    Effective Date and Revocation. This Agreement shall not be effective until eight days after Employee signs it and returns it to Jill Guidicy, Corporate Counsel, at the Employer's offices. During that seven-day period, Employee may revoke his acceptance of this Agreement by delivering to Jill Guidicy, Corporate Counsel, a written statement stating he wishes to revoke this Agreement or not be bound by it in which case he will not be entitled to receive any severance pay and benefits.

19.    Final and Binding Effect. Employee understands that if this Agreement becomes effective it will have a final and binding effect and that by signing and not timely revoking this Agreement he may be giving up legal rights.

20.    Representations.    By signing this Agreement, Employee represents that he has read this entire document and understands all of its terms.

21.    21 Day Consideration Period. Employee may consider whether to sign and accept this Agreement by taking up to twenty-one days (21) from the day he receives it. If this Agreement is not signed, dated and returned to Jill Guidicy within twenty-two (22) days, the offer of severance payments and benefits will no longer be available.

22.    Return of Employer Property. Employee agrees to return immediately any and all of Employer's property currently in Employee's possession.

23.    Governing Law and Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida and the United States of America without giving effect to the principles of conflicts of law. Employee hereby submits to the personal and exclusive jurisdiction of the United States District Court closest to the office of the Employer where he was employed or the Courts of the State where he was employed, located within County where he was employed, in any action or proceeding arising out of, or relating to, this Agreement (whether such action arises under contract, tort, equity or otherwise). Employee hereby irrevocably waives any objection which Employee now or hereafter may have to the laying of venue or personal jurisdiction of any such action or proceeding brought in said courts. In the event of any dispute or controversy in any way arising under or in connection with or under this Agreement, the Parties shall first promptly try in good faith to settle such dispute or controversy by mediation under the applicable rules of the American Arbitration Association before resorting to arbitration. In the event such dispute or controversy remains unsolved in whole or in part for a period of thirty (30) days after it arises, the parties will settle any remaining dispute or controversy exclusively by arbitration conducted by Miami Dade County, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. All administration fees and arbitration fees shall be paid solely by Employer.

24.    Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement.
25.    Entire Agreement. No prior or contemporaneous oral or written agreements or representations may be offered to alter the terms of this Agreement which represents the entire agreement of the parties with respect to the subject matter hereof.
26.    Signatures. This Agreement may be executed in counterparts, any such copy of which to be deemed an original, but all of which together shall constitute the same instrument.
27.    Assignment. Employer and Releasees have the right to assign this Agreement, but Employee does not. This Agreement inures to the benefit of the successors and assigns of the Employer, who are intended third party beneficiaries of this Agreement.
28.    Stock Option Forfeiture. Employee hereby forfeits any and all right, title and interest in existing stock options, both vested and unvested, that were granted to Employee during his employment by Prestige Cruises International, Inc.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT, AND SEVEN (7) CALENDAR DAYS TO REVOKE AFTER EXECUTION. EMPLOYEE IS HEREBY ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY OF EMPLOYEE'S CHOICE PRIOR TO EXECUTION OF THIS AGREEMENT.
EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.
EMPLOYEE FREELY AND KNOWINGLY ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL RELEASABLE CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST EMPLOYER.
SIGNATURE PAGE FOLLOWS.

Agreed to and accepted by Mark Conroy            PRESTIGE CRUISE SERVICES, LLC
who is referred to throughout this Agreement as         By: /s/ Kunal Kamlani
Employee:                            Name: Kunal Kamlani
Title: President
/s/ Mark Conroy                 Date: November 9, 2012
Mark Conroy
Dated: November 9, 2012

Agreement was given to Mark Conroy on Tuesday, October 24, 2012

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

Exhibit A

I, Mark Conroy, effective January 30, 2013, forever waive and give up any and all claims, demands and liabilities whatsoever, whether known or unknown, which I may have against Prestige Cruise Services, LLC, its predecessors, parent, subsidiaries, and related companies, their employees, directors, owners, and agents (all of these release parties shall be collectively referred to as "Releasees"), from the beginning of time to the date of this Release, except those not specifically waived as set forth below, and including wrongful discharge, breach of express or implied contract, unpaid wages, or pursuant to any federal, state or local employment laws, regulations, ordinances, or executive orders prohibiting discrimination based on, inter alia, age, race, color, sex, national origin, religion, handicap, marital status, genetic information, familial status, sexual orientation, disability or any other category protected by federal, state or local law, such as the Age Discrimination in Employment Act (ADEA), Older Worker Benefits Protection Act, Title VII of the Civil Rights Act; Equal Pay Act, Title VII of The Civil Rights Act of 1964, Employee Retirement Income Security Act, Americans with Disabilities Act; Genetic Information Non-Discrimination Act, Immigration Reform and Control Act, Family and Medical Leave Act, Fair Credit Reporting Act, Florida Private Sector Whistleblower Act, Florida Civil Rights Act; Miami-Dade County’s Human Rights Ordinance, Chapter 11A of the Miami Dade County Code, Florida’s Workers’ Compensation Retaliation statute, Florida’s Wage Discrimination laws, Florida’s Wage Payment laws, Florida AIDS Act, Florida Discrimination on the Basis of Sickle Cell Trait Law, Florida and Federal Constitutions and any and all other applicable federal, state, and local laws and regulations prohibiting, without limitation, discrimination in employment, retaliation, conspiracy, tortious or wrongful discharge, breach of a covenant of good faith and fair dealing, intentional and/or negligent infliction of emotional distress, defamation, misrepresentation or fraud, negligence, negligent supervision, hiring or retention, assault, battery, detrimental reliance, or any other offense. The foregoing list is meant to be illustrative rather than exhaustive. I understand that this Release does not waive any claims that I may have: (a) to challenge the validity of the waivers and releases contained in my Separation Agreement under the Older Workers Benefit Protection Act ("OWBPA") or to exercise any other rights protected by OWBPA; (b) to compensation for illness or injury or medical expenses under any workers’ compensation statute; (c) to benefits under any benefit plan currently maintained by PCS for which I may otherwise be eligible; (d) rights under any law or any policy or plan currently maintained by PSC that provides health insurance continuation or conversion rights; or (e) to any claim that by law cannot be released or waived. However, I also represent and affirm by signing below that I have no known workplace injuries. Also, I represent and affirm that other than the amounts owed under the terms of the Separation Agreement, I have been paid and/or have received all leave (paid or unpaid), compensation, wages, bonuses and/or commissions to which I may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses and/ or commissions are due to me. I further acknowledge that while employed I suffered no work related injury or illness. This Release shall not be effective until eight days after I sign it and return it to Jill Guidicy, Corporate Counsel, at the Employer's offices. During that seven-day period, I may revoke this Release by delivering to Jill Guidicy, Corporate Counsel, a written statement stating I wish to revoke this Release or not be bound by it in which case I will not be entitled to receive any severance pay and benefits.

Agreed to and accepted by Mark Conroy         PRESTIGE CRUISE SERVICES, LLC
who is referred to throughout this Agreement as      By: /s/ Jill Guidicy
Employee:                         Name: Jill Guidicy
Title: President
/s/ Mark Conroy           Date: January 31, 2013
Mark Conroy
Dated: January 31, 2013

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.